UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 14, 2022

Block, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37622	80-0429876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Not Applicable1

(Address of principal executive offices, including zip code)

(415) 375-3176

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0000001 par value per share	SQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

[1]	We do not designate a headquarters location as we have adopted a distributed work model.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 14, 2022, Block, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). The stockholders of the Company voted on the following five proposals at the Annual Meeting, each of which is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 28, 2022:

1.	To elect two Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers;

3.	To approve, on an advisory basis, the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022; and

5.	To vote upon a proposal submitted by one of the Company’s stockholders regarding a change in stockholder voting.

Holders of the Company’s Class A common stock, par value $0.0000001 per share (the “Class A Common Stock”), were entitled to one vote on each proposal for each share held as of the close of business on April 21, 2022 (the “Record Date”), and holders of the Company’s Class B common stock, par value $0.0000001 per share (the “Class B Common Stock”), were entitled to ten votes on each proposal for each share held as of the close of business on the Record Date. The Class A Common Stock (including the underlying shares represented by CHESS Depositary Interests (“CDIs”)) and Class B Common Stock voted as a single class on all matters.

At the beginning of the Annual Meeting, present in person or by proxy were holders of 399,824,002 shares of Class A Common Stock (including holders of the Company’s CDIs) and 61,103,641 shares of Class B Common Stock, together representing 89% of the combined voting power of all issued and outstanding shares of Class A Common Stock and Class B Common Stock entitled to vote at the Annual Meeting, constituting a quorum.

The final voting results for each of these proposals are detailed below.

1.	Election of Directors

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jack Dorsey	868,012,880	63,822,822	79,024,710
Paul Deighton	843,110,376	88,725,326	79,024,710

Each director-nominee was duly elected as a Class I director to serve until the Company’s 2025 annual meeting of stockholders and until his successor is duly elected and qualified.

2.	Advisory Vote on Compensation of Named Executive Officers

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
917,287,237	13,795,648	752,817	79,024,710

The stockholders advised that they were in favor of the compensation of the Company’s named executive officers.

3.	Advisory Vote on Frequency of Future Stockholder Advisory Votes on Compensation of Named Executive Officers

One Year	Two Years	Three Years	Votes Abstained	Broker Non-Votes
928,590,330	261,683	2,474,426	509,263	79,024,710

The stockholders advised that they were in favor of one year as the frequency of holding future stockholder advisory votes on the compensation of the Company’s named executive officers. In accordance with the voting results for this proposal, the board of directors of the Company has determined that the Company will hold future stockholder advisory votes on the compensation of the Company’s named executive officers every year. The next required advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers will take place no later than at the Company’s 2028 annual meeting of stockholders.

4.	Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained
1,009,847,565	775,368	237,479

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

5.	Stockholder Proposal Regarding a Change in Stockholder Voting

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
260,042,860	670,888,261	904,581	79,024,710

The stockholders rejected the proposal regarding a change in stockholder voting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLOCK, INC.

By	/s/ Sivan Whiteley
Sivan Whiteley
Chief Legal Officer and Corporate Secretary

Date: June 17, 2022